Exhibit 99.1

For more information, contact:

For Immediate Release

Investor Relations:

Macromedia

Michael Look

415 832 5995

mlook@macromedia.com

Public Relations:

Macromedia

Melissa Sheridan

415 832 2246

msheridan@macromedia.com

MACROMEDIA REPORTS FIRST QUARTER FISCAL YEAR 2006 RESULTS

Net income increases 17% on 13% revenue growth.

Summary Financial Results	Three Months Ended June 30
	2005	2004
Net revenues (millions)	$116.8	$103.6
Net income per diluted share – GAAP	$0.19	$0.17
Net income per diluted share – Non-GAAP	$0.22	$0.18

Download Q106 Financials - PDF (TBD)

San Francisco, CA–July 20, 2005–Macromedia, Inc. (Nasdaq: MACR) today reported financial results for its fiscal first quarter ended June 30, 2005. Net revenues for the quarter were $116.8 million, a 13 percent increase compared to the $103.6 million reported for the same period last year.

GAAP net income for the fiscal first quarter was $15.2 million, or $0.19 per diluted share, compared to $13.0 million, or $0.17 per diluted share, for the same quarter a year ago. Non-GAAP net income for the fiscal first quarter was $18.1 million, or $0.22 per diluted share, compared to $13.7 million, or $0.18 per diluted share, for the same quarter a year ago. Non-GAAP results exclude $4.3 million in expenses associated with the proposed Adobe merger, as outlined in the attached consolidated statements and related reconciliation. Non-GAAP results for the first fiscal quarters ended June 30, 2005 and 2004 also reflect an estimated annual tax rate of 20 percent, reflecting U.S. federal and state income taxes and foreign taxes at rates other than U.S. statutory rates.

“I am very proud that Macromedia has once again delivered record revenue results,” said Stephen Elop, CEO, Macromedia. “Our market strategy, with its focus on the Flash Platform, is clearly resonating, as evidenced by the continued success around Breeze, Flex and mobile.”

Business Outlook – Second Quarter Fiscal Year 2006

For the quarter ending September 30, 2005, Macromedia expects net revenues to be in the range of $120 to $125 million, with gross margins in the 91 to 93 percent range and operating profit margin between 17 and 19 percent, excluding certain merger-related costs.

Conference Call

Macromedia’s first quarter of fiscal year 2006 financial results will be discussed in a Macromedia Breeze presentation available at http://www.macromedia.com/MACR/. In addition, a teleconference is scheduled to begin at 2 p.m. Pacific Daylight Time / 5 p.m. Eastern Daylight Time on Wednesday, July 20, 2005. After the conclusion of the teleconference, a replay of the conference call will be available on the Company’s website.

Special Stockholders Meeting On August 24, 2005

Macromedia also today announced that it will hold a Special Meeting of Stockholders at 3:00 p.m. PDT on Wednesday, August 24, 2005, to vote on the Company’s previously announced merger with Adobe Systems Incorporated (Nasdaq: ADBE). A joint proxy statement/prospectus will be mailed on or about July 22, 2005 to Macromedia stockholders of record as of July 19, 2005. All Macromedia stockholders of record as of July 19, 2005 are entitled to vote on the transaction. Macromedia stockholders are urged to read the joint proxy statement/prospectus as it contains important information regarding the proposed merger. Macromedia anticipates that the transaction will close in Fall 2005, subject to approvals by Macromedia and Adobe stockholders, appropriate regulatory approvals and the satisfaction of other closing conditions.

About Macromedia

Experience matters. Macromedia is motivated by the belief that great experiences build great businesses. Our software empowers millions of business users, developers, and designers to create and deliver effective, compelling, and memorable experiences—on the Internet, on fixed media, on wireless, and on digital devices.

Cautionary Note About Forward Looking Statements

Matters discussed in this news release may be considered forward looking statements, including those under the heading “Business Outlook” that relate to expected future financial results which involve risks and uncertainties.

Such risks and uncertainties include those related to the pending merger with Adobe Systems Incorporated, customer acceptance of new products and services and new versions of existing products, the impact of competition, the risk of delays in product development and release dates, the risk of not attracting and retaining key personnel, new regulations and other government actions that may materially increase the cost of compliance and doing business, risks associated with participating in international markets (including, but not limited to, foreign policies, market instability, exchange rate fluctuation, and regulations in the applicable foreign countries), quarterly fluctuations of the Company’s operating results, the Company’s dependence on distributors and resellers, the risk of product returns, the challenges faced in protecting the Company’s intellectual property within and outside the U.S., the risks associated with potential litigation and intellectual property ownership claims against the Company and others in the industry, volatility of the Company’s stock, and other risks detailed from time to time in the Company’s filings with the SEC, including without limitation, its annual report on Form 10-K, and its quarterly reports on Form 10-Q, as they may be updated or amended with future filings. The actual results the Company achieves may differ materially from any forward looking statements due to such risks and uncertainties.

Additional Information and Where to Find it

Adobe Systems Incorporated has filed a registration statement on Form S-4, and Adobe and Macromedia, Inc. have filed a related joint proxy statement/prospectus, in connection with the merger transaction involving Adobe and Macromedia. Investors and security holders are urged to read the registration statement on Form S-4 and the related joint proxy/prospectus because they contain important information about the merger transaction. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Adobe by contacting Adobe Investor Relations at 408-536-4416. Investors and security holders may obtain free copies of the documents filed with the SEC by Macromedia by contacting Macromedia Investor Relations at 415-832-5995.

Adobe, Macromedia and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Adobe and Macromedia in connection with the merger transaction. Information regarding the special interests of these directors and executive officers in the merger transaction is included in the joint proxy statement/prospectus of Adobe and Macromedia described above. Additional information regarding the directors and executive officers of Adobe is also included in Adobe’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on March 14, 2005. Additional information regarding the directors and executive officers of Macromedia is also included in Macromedia’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on June 20, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Adobe and Macromedia as described above.

Non-GAAP Financial Measures

Macromedia prepares its financial statements in accordance with accounting principles generally accepted in the United States (GAAP) and adjusts some of its GAAP measures to create non-GAAP financial measures. For purposes of presenting our non-GAAP net income, we exclude certain merger-related costs and apply a non-GAAP annual tax rate of 20% reflecting our estimated tax expense on our core operations. Our non-GAAP financial measures may be considered in addition to, but are not to be used as a substitute for the GAAP information contained in our financial reporting. The non-GAAP financial measures we use are likely to be different from, and not comparable to, non-GAAP financial measures used by other companies.

Macromedia’s management uses non-GAAP financial measures for its internal performance management and budgeting processes. Macromedia believes that the non-GAAP financial measures provide useful insight into the performance of the business by eliminating the impact of non-recurring and unusual items that are recorded under GAAP. The non-GAAP financial measures have limitations compared to GAAP measures because they exclude charges that often have a material impact on the Company’s GAAP operating expenses, net earnings and diluted earnings per share calculations. To compensate for these limitations, Macromedia’s management typically uses non-GAAP measures in conjunction with GAAP results.

Macromedia believes that presenting the non-GAAP results with an accompanying reconciliation to GAAP results provides investors with an additional tool for evaluating the ongoing performance of our business, without the influence of certain non-recurring expenses. Macromedia believes the non-GAAP financial measures may be useful to investors in helping them understand the financial condition of Macromedia by focusing on the performance of the Company’s core operations. The non-GAAP financial measures are presented by Macromedia to give investors further information about historical and expected results and increase their ability to compare financial information from period to period.

MACROMEDIA, INC.

Condensed Consolidated Statements of Income

Impact of Non-GAAP Adjustments on Reported Net Income

(In thousands, except percentages and per share data)

(unaudited)

	Three Months Ended June 30, 2005				Three Months Ended June 30, 2004
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Net revenues	$116,821	$—		$116,821	$103,554	$—		$103,554
Cost of revenues:
Cost of net revenues	7,963	—		7,963	7,474	—		7,474
Amortization of acquired developed technology	744	—		744	744	—		744

Total cost of revenues	8,707	—		8,707	8,218	—		8,218

Gross profit	108,114	—		108,114	95,336	—		95,336

Operating expenses:
Sales and marketing	48,993	—		48,993	44,092	—		44,092
Research and development	24,176	—		24,176	23,718	—		23,718
General and administrative	15,381	—		15,381	11,149	—		11,149
Amortization of intangible assets	188	—		188	241			241
Merger related	4,251	(4,251	)(A)	—	—	—		—

Total operating expenses	92,989	(4,251)		88,738	79,200	—		79,200

Operating income	15,125	4,251		19,376	16,136	—		16,136

Other income:
Interest income, net	2,696	—		2,696	941	—		941
Other, net	608	—		608	38	—		38

Total other income	3,304	—		3,304	979	—		979

Income before income taxes	18,429	4,251		22,680	17,115	—		17,115
Provision for income taxes	(3,208)	(1,328	)(B)	(4,536)	(4,153)	730	(B)	(3,423)

Net income	$15,221	$2,923		$18,144	$12,962	$730		$13,692

Net income per common share:
Basic	$0.20				$0.19
Diluted	$0.19			$0.22	$0.17			$0.18
Weighted average common shares outstanding used in net income per common share calculation:
Basic	74,970				68,830
Diluted	81,860			81,860	74,180			74,180

Gross Margin
Gross profit as a percentage of net revenues	93%			93%	92%			92%

Selected operating expenses as a percentage of net revenues:
Sales and marketing	42%			42%	43%			43%
Research and development	21%			21%	23%			23%
General and administrative	13%			13%	11%			11%

Operating Margin:
Operating income as a percentage of net revenues	13%			17%	16%			16%

The financial results include non-GAAP financial measures of operating expenses, operating income, provision for income taxes, net income and diluted earnings per share. These non-GAAP financial measures exclude the following non-recurring items:

(A)	Certain expenses related to our pending merger with Adobe Systems Incorporated which are comprised primarily of professional fees for legal and investment banking services.

(B)	For purposes of presenting our non-GAAP net income, we apply an annual income tax rate of 20% reflecting our estimated tax expense on our core operations. This rate of 20% is less than the U.S. federal statutory rate of 35% due to taxes on foreign earnings at tax rates lower than the U.S. statutory rate and the expected benefits to be realized from deferred tax assets and net operating losses.

MACROMEDIA, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	June 30, 2005	March 31, 2005
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$409,068	$378,278
Accounts receivable, net	56,106	57,582
Prepaid expenses and other current assets	27,538	23,674

Total current assets	492,712	459,534
Property and equipment, net	109,736	109,509
Goodwill, purchased and other intangible assets, net	240,290	240,801
Deferred income taxes, non-current	21,717	22,272
Other assets	13,277	11,765

Total assets	$877,732	$843,881

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,244	$5,355
Accrued liabilities and income taxes payable	78,670	83,070
Accrued restructuring	8,407	9,151
Deferred revenues	46,788	42,604

Total current liabilities	140,109	140,180
Accrued restructuring, non-current	18,729	20,171
Deferred revenues, non-current	9,114	9,413
Other liabilities, non-current	4,710	3,870

Total liabilities	172,662	173,634

Total stockholders’ equity	705,070	670,247

Total liabilities and stockholders’ equity	$877,732	$843,881

MACROMEDIA, INC.

Selected Financial Data

(In millions, except percentages)

(unaudited)

Selected Cash Flow Information:

	Three Months Ended June 30,
	2005	2004
Depreciation and amortization	$6.6	$5.7
Purchase of property and equipment	$7.1	$38.1
Proceeds from employee stock purchase and stock option plans	$15.1	$13.8

Earnings before interest, taxes, depreciation and amortization - EBITDA:

	Three Months Ended June 30,
	2005	2004
GAAP operating income	$15.1	$16.1
Add: Depreciation and amortization	6.6	5.7

GAAP Basis EBITDA	21.7	21.8

Add: Merger-related expenses	4.3	—

Non-GAAP Basis EBITDA	$26.0	$21.8

We believe EBITDA provides useful information to investors because it is an indicator of the performance of our ongoing business operations, including our ability to fund future operating expenses, capital expenditures, acquisitions and other investments. While depreciation and amortization are considered operating expenses under GAAP, they primarily represent non-cash current period allocations of costs associated with long-lived assets acquired in prior periods.

Net Revenues by Geography:

	Three Months Ended June 30,				% Change
	2005		2004
	$	%	$	%
North America	$63.7	54%	$57.6	56%	11%

Europe	29.9	26%	25.3	24%	18%
Asia Pacific and Other	23.2	20%	20.7	20%	12%

International	53.1	46%	46.0	44%	15%

Net Revenues	$116.8	100%	$103.6	100%	13%

Net Revenues by Market:

	Three Months Ended June 30,				% Change
	2005		2004
	$	%	$	%
Designer and Developer	$85.4	73%	$85.0	82%	0%
Business User	16.9	14%	10.8	10%	56%
Consumer	12.9	11%	6.5	6%	98%
Other	1.6	2%	1.3	2%	35%

Net Revenues	$116.8	100%	$103.6	100%	13%